Exhibit 99.05
Southern Company
Consolidated Earnings
(In Millions of Dollars)

	3 Months Ended June			Year-to-Date June
	2008	2007	Change	2008	2007	Change
Income Account-
Retail Revenue-
Fuel	$1,392	$1,239	$153	$2,595	$2,332	$263
Non-Fuel	2,058	1,866	192	3,860	3,517	343
Wholesale Revenue	592	487	105	1,105	968	137
Other Electric Revenues	141	130	11	271	251	20
Non-regulated Operating Revenues	32	50	(18)	67	113	(46)
Total Revenues	4,215	3,772	443	7,898	7,181	717
Fuel and Purchased Power	1,819	1,558	261	3,364	2,938	426
Non-fuel O & M	915	875	40	1,812	1,723	89
Depreciation and Amortization	359	310	49	703	617	86
Taxes Other Than Income Taxes	198	185	13	387	368	19
Total Operating Expenses	3,291	2,928	363	6,266	5,646	620
Operating Income	924	844	80	1,632	1,535	97
Other Income, net	(38)	24	(62)	25	55	(30)
Interest Charges and Dividends	245	233	12	478	461	17
Income Taxes	225	206	19	403	361	42
NET INCOME (See Notes)	$416	$429	$(13)	$776	$768	$8

Notes

-	Certain prior year data has been reclassified to conform with current year presentation.

-	Information contained in this report is subject to audit and adjustments. Certain classifications may be different from final results published in the Form 10-Q.